                                                                   Exhibit 12.1

OPTEL, Inc.
DEFICIENCY OF EARNINGS TO FIXED CHARGES



                                                                    Period from
                                                                  April 20, 1993
                                                                     (Date of                        Eight Month
                                                                   Inception) to      Year Ended     Period Ended      Year Ended
                                                                   December 31,      December 31,     August 31,       August 31,
                                                                       1993             1994            1995               1996
                                                                 ----------------------------------------------------------------



Loss before income taxes                                                    307             7,944          10,630         18,430
Plus: fixed charges before capitalized interest                              (3)             (114)         (1,473)        (6,402)
                                                                 ----------------------------------------------------------------
      Total loss                                                            304             7,830           9,157         12,028
                                                                 ================================================================

Fixed charges
      Financial expenses (per financial statements)                           3                 76           1,268         5,999
      Interest factor of rental expense                                       -                 38             205           403
                                                                 ----------------------------------------------------------------
      Total fixed charges before capitalized interest                         3                114           1,473         6,402
      Capitalized interest                                                    -                  -               -         1,850
                                                                 ----------------------------------------------------------------
      Total fixed charges                                                     3                114           1,473         8,252
                                                                 ================================================================

Deficiency of earnings to fixed charges                                     307              7,944          10,630        20,280
                                                                 ================================================================

Operating lease expense per financial statements                              -                113             616         1,208
                                                                 ================================================================




                                                                      Six Month      Six Month
                                                                     Period Ended   Period Ended
                                                                     February 29,   February 28,
                                                                         1996          1997
                                                                     -------------------------



Loss before income taxes                                               7,242           16,292
Plus: fixed charges before capitalized interest                       (2,314)          (8,803)
                                                                     -------------------------
      Total loss                                                       4,928            7,489
                                                                     =========================

Fixed charges
      Financial expenses (per financial statements)                    2,211            8,602
      Interest factor of rental expense                                  103              201
                                                                     -------------------------
      Total fixed charges before capitalized interest                  2,314            8,803
      Capitalized interest                                               634              984
                                                                     -------------------------
      Total fixed charges                                              2,948            9,787
                                                                     =========================

Deficiency of earnings to fixed charges                                7,876           17,276
                                                                     =========================

Operating lease expense per financial statements                         308              604
                                                                     =========================


OPTEL, Inc.
DEFICIENCY OF EARNINGS TO FIXED CHARGES
PROFORMA








                                                                                   Six Month
                                                                   Year Ended     Period Ended
                                                                   August 31,     February 28,
                                                                      1996            1997
                                                               ----------------------------------



Loss before income taxes                                                18,430          16,292
Less: high yield interest (13%)                                         29,250          14,625
Plus: fixed charges before capitalized interest                        (35,652)        (23,428)
                                                               ----------------------------------
      Total loss                                                        12,028           7,489
                                                               ==================================

Fixed charges
      Financial expenses (per financial statements)                      5,999           8,602
      High yield interest (13%)                                         29,250          14,625
      Interest factor of rental expense                                    403             201
                                                               ----------------------------------
      Total fixed charges before capitalized interest                   35,652          23,428
      Capitalized interest                                               1,850             984
                                                               ----------------------------------
      Total fixed charges                                               37,502          24,412
                                                               ==================================

Deficiency of earnings to fixed charges                                 49,530          31,901
                                                               ==================================

Operating lease expense per financial statements                         1,208             604
                                                               ==================================
